Exhibit 10.1
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of October 16, 2006, by and among Vemics, Inc., a Nevada corporation (“Buyer”); NuScribe, Inc., a Texas corporation (the “Company”); John Mehmet Ulgar Dogru, Thomas Dorsett, C. Robert Heritage Trust, Jang Kim, Reid Moody, Angela Moody, Steven Williams, Clark Redus and Bala Sambandam (individually a “Founding Shareholder”, and together, the “FoundingShareholders”); and the other shareholders of NuScribe, Inc. who are signatories hereto and are identified on the signature page hereof as the “Investor Shareholders.”  The Founding Shareholders and the Investor Shareholders are collectively referred to herein as, the “Sellers”).

RECITALS

Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company held by (i) the Founding Shareholders (the “Founders Shares”) and (ii) the Investor Shareholders (the “Investor Shares”, and collectively with the Founders Shares, the “Shares”), for the consideration and on the terms set forth in this Agreement.

It is intended that the Contemplated Transactions qualify as a tax-free acquisition within the meaning of Section 368(a) of the IRC.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.            DEFINITIONS.  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Adjustment Amount” is defined in Section 2.5.

“Adjustment Shares” is defined in Section 2.5.

“Applicable Contract” means any Contract (a) under which any Person has or may acquire any rights, (b) under which any Person has or may become subject to any obligation or liability, or (c) by which any Person or any of the assets owned or used by it is or may become bound.

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

“Breach” — A “Breach” with respect to any representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

“Buyer” is defined in the first paragraph of this Agreement.

“Buyer Copyrights” is defined in Section 4.22(a)(iii).

“Buyer Financial Statements” is defined in Section 4.7.

“Buyer Intellectual Property Assets” is defined in Section 4.22(a).

“Buyer Marks” is defined in Section 4.22(a)(i).

“Buyer Material Contract” is defined in Section 4.17(a).

“Buyer Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Buyer Plans.  Buyer Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of any equivalent Legal Requirement.

“Buyer Patents” is defined in Section 4.22(a)(ii).

“Buyer Plan” — any plan, fund, or program which was established, maintained or contributed to by Buyer, to the extent that such plan, fund, or program was established, maintained or contributed to for the purpose of providing for employees of Buyer or their dependents (A) medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services, (B) provides retirement income payments, supplemental retirement income payments or severance payment arrangements to employees of Buyer, or (D) results in a deferral of income by employees for periods extending to the termination of covered employment or beyond.  The term “Buyer Plan” shall include all plans, funds, or programs described in the immediately preceding sentence, whether qualified or unqualified, whether funded or unfunded, and whether existing under any applicable Legal Requirement.

“Buyer Premises” is defined in Section 4.19.

“Buyer Shares” is defined in Section 2.2.

“Buyer Trade Secrets” is defined in Section 4.22(iv).

“Buyer’s Disclosure Schedule” means the disclosure schedule attached hereto as Schedule A, and made a part hereof.

“Closing” is defined in Section 23.

“Closing Date” means the date and time as of which the Closing actually takes place.

“Company” is defined in the first paragraph of this Agreement.

“Company Breach” is defined in Section 7.5.

“Company Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Company Plans.  Company Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of any equivalent Legal Requirement.

“Company Plan” any plan, fund, or program which was established, maintained or contributed to by the Company, to the extent that such plan, fund, or program was established, maintained or contributed to for the purpose of providing for employees of the Company or their dependents (A) medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship fluids, or prepaid legal services, (B) provides retirement income payments, supplemental retirement income payments or severance payment arrangements to employees of the Company, or (D) results in a deferral of income by employees for periods extending to the termination of covered employment or beyond.  The term “Company Plan” shall include all plans, funds, or programs described in the immediately preceding sentence, whether qualified or unqualified, whether funded or unfunded, and whether existing under any applicable Legal Requirement.

“Company Records” is defined in Section 3.5.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Consulting Agreement” is defined in Section 2.4(a)(iv).

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including:

(a)            the sale of the Shares by Sellers to Buyer;

(b)            the execution, delivery, and performance of the Employment Agreements, the Consulting Agreement, the Sellers’ Releases and the Stock Pledge Agreement;

(c)            the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(d)            Buyer’s acquisition and ownership of the Shares and exercise of control over the Company.

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Copyrights” is defined in Section 3.20(a)(iii).

“Damages” is defined in Section 10.2.

“Employment Agreements” is defined in Section 2.4(a)(iii).

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any Federal, state, local or foreign law, ordinance, rule, regulation, permit or authorization pertaining to the protection of human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“GAAP” means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Interim Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

“Governmental Authorization” means any approval, consent, license, permit; waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any:

(a)            nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)            federal, state, local, municipal, foreign, or other government;

(c)            governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)            multi-national organization or body; or

(e)            body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Intellectual Property Assets” is defined in Section 3.20.

“Interim Balance Sheet” is defined in Section 3.4.

“IRC” means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

“IRS” means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

“Knowledge” —An individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.

“Knowledge of the Buyer” means the Knowledge of Fred Zolla, Brian Howell, Rick Marciniak, Tom Owens, and Craig Stout as officers, directors and/or shareholders of Buyer.

“Knowledge of the Company” means the Knowledge of Thomas Dorsett and John Mehmet Ulgar Dogru as officers, directors and/or shareholders of the Company.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Marks” is defined in Section 3.20(a)(i).

“Material Adverse Effect” means any event, circumstance or condition that has a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company or Buyer, as applicable.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” — An action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents”‘, where applicable, means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation or organization, and operating agreement of any limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

“Patents” is defined in Section 3.20(a)(ii).

“Permitted Encumbrances” means (a) security interests shown on the Interim Balance Sheet (as with respect to the Company) or the Buyer Financial Statements (as with respect to Buyer) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (as with respect to the Company) or the Buyer Financial Statements (as with respect to Buyer (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes or other assessments not yet due, (d) Encumbrances in favor of operators, vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar Encumbrances arising by operation of law or in the Ordinary Course of Business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, and (e) workers’ or unemployment compensation Encumbrances arising in the Ordinary Course of Business.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Premises” is defined in Section 3.17.

“Pro Rata Share” means, as to any Seller, the percentage obtained by dividing the number of Shares owned by such Seller by the total number of Shares.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body or arbitrator.

“Related Person” means, with respect to a particular individual:

(a)            each other member of such individual’s Family;

(b)            any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; and

(c)            any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).
With respect to a specified Person other than an individual, “Related Person” means:

(a)            any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)            each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); and

(c)            any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, and (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers Breach” is defined in Section 7.5.

“Sellers” is defined in the first paragraph of this Agreement

“Sellers’ Disclosure Schedule” means the disclosure schedule attached hereto as Schedule B, and made a part hereof

“Sellers’ Releases” is defined in Section 2.4(a)(ii).

“Sellers’ Representative” is defined in Section 11.16.

“Shares” is defined in the Recitals of this Agreement.

“Stock Pledge Agreement” is defined in Section 2.4.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information statement filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threatened” means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any written demand or statement has been made or any written notice has been given.

“Trade Secrets” is defined in Section 3.20(a)(iv).

“Venus Stock Price” means $0.90, as adjusted for stock splits, stock dividends, stock subdivisions or combinations and the like.

2.            SALE AND TRANSFER OF SHARES; CLOSING

2.1            SHARES.  Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer; and Buyer will purchase the Shares from Sellers.

2.2            PURCHASE PRICE.  The purchase wire for the Shares will be $9,000,000 (the “Purchase Price”), payable in the form of that number of shares of Buyer’s common stock, par value $0.01 per share calculated, by dividing $9,000,000 by the Venues Stock Price (the “BuyerShares”).  The Purchase Price and the corresponding number of Buyer Shares to be delivered to Sellers shall be adjusted as provided in Sections 2.5 and 2.6 and 2.7(d).

2.3            CLOSING.  The exchange of the Buyer Shares for the Shares (the “Closing”) provided for in this Agreement will take place at the offices of Buyer’s counsel at 11921 Rockville Pike, Third Floor, Rockville, MI) 20852, at 10:00 a.m. (local time) on the later of (i) October 16, 2006, or (ii) at such other time and place as the parties may agree.

2.4            CLOSING OBLIGATIONS.  At the Closing:

(a)            Sellers will deliver to Buyer:

(i)            certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

(ii)            releases in the form of Exhibit 2.4(a)(ii) executed by Sellers (collectively, “Sellers’ Releases”);

(iii)            employment agreements in the form of Exhibit 2.4(a)(iii), executed by each of Tom Dorsett and John Dogru (together, the “Employment Agreements”) ;

(iv)            a consulting agreement in the form of Exhibit 2.4(a)(iv), executed by Brian Groh (the “Consulting Agreement”);

(v)             an opinion of Jackson Walker L.L.P., dated the Closing Date reasonably acceptable to Buyer;

(vi)            all Consents necessary for the Company to consummate the Contemplated Transactions;

(vii)          access to the Company Records; and

(viii)         such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 2.4(b)(v), or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

(b)            Buyer will deliver to Sellers:

(i)            99.0% of the number of Buyer Shares, delivered to the Sellers in proportion to their respective ownership of the Shares;

(ii)           the balance of the Buyer Shares (the “Holdback Shares”) shall be delivered to the Sellers pursuant to Section 2.6(b);

(iv)          an opinion of Shulman, Rogers, Gandal, Pordy & Ecker, PA., dated the Closing Date reasonably acceptable to the Seller Representative;

(v)           the Employment Agreements, executed by Buyer;

(vi)          the Consulting Agreement, executed by Buyer, and

(vii)         all Consents necessary for Buyer to consummate the Contemplated Transactions; and

(viii)        such other documents as Sellers may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 2.4(a)(iv), or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

(c)            Buyer and the Founding Shareholders will enter into an stock pledge agreement in a foam mutually acceptable to Buyer and the Founding Shareholders (the “StockPledge Agreement”), whereby the Founding Shareholders will pledge 10% of their Buyer’s Shares for one year as security for the indemnification obligations set forth in Section 7.2.

2.5            ADJUSTMENT AMOUNT.  The Purchase Price and the corresponding number of Buyer Shares to be delivered to Sellers shall be decreased by the amount; if any, by which the accrued total liabilities of the Company as of the Closing Date determined in accordance with GAAP is greater than $70,000, including Thomas Dorsett’s American Express credit card debt incurred on behalf of the Company (the “Adjustment Amount”); provided, however, no adjustment will be so made to the extent that the Adjustment Amount does not exceed $50,000 in either event the Adjustment Amount shall be converted into a number of Buyer Shares by dividing the Adjustment Amount by the Vemics Closing Price (the “Adjustment Shares”).

2.6            ADJUSTMENT PROCEDURE.

(a)            The Sellers’ Representative will prepare and will cause Todd Keller, CPA, the Company’s certified public accountant, to review (as the Company’s expense), a balance sheet (“Closing Balance Sheet”) of the Company as of the Closing Date and a calculation of the Adjustment Amount.  Sellers will deliver the Closing Balance Sheet to Buyer within thirty (30) clays after the Closing Date.  Following the Closing, Buyer shall provide the Sellers’ Representative access to the records and employees of the Company to the extent necessary for the preparation of the Closing Balance Sheet and shall cooperate and cause the Company and the employees of the Company to cooperate with the Sellers’ Representative, the accounting firm reviewing the Closing Balance Sheet (the “Closing Balance Sheet Accounting Firm”) in connection with its preparation and review of the Closing Balance Sheet, which cooperation shall include executing and delivery to the Closing Balance Sheet Accounting Firm such management representation letters and engagement letters as may be requested by the Closing Balance Sheet Accounting Firm and taking all such reasonable actions necessary to permit completion of the review of the Closing Balance Sheet.  If within ten (10) days following delivery of the Closing Balance Sheet, Buyer has not given Sellers’ Representative notice of its objection to Sellers’ Representative’s calculation of the Adjustment Amount (such notice must contain a statement of the basis of Buyer’s objection), then such Adjustment Amount will be deemed to be the final Adjustment Amount for all purposes hereunder.  If Buyer gives such notice of objection, then, within three (3) business days of delivery of such notice of objection, the issues in dispute with respect to the calculation of the Adjustment Amount will be submitted to BDO Seidman, certified public accountants, or such other certified public accountants as Buyer and the Sellers’ Representative may agree (the “Accountants’’), for resolution, and (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of the Adjustment Amount, as set forth in a notice delivered to both parties by the Accountants within twenty (20) days of the date such dispute is referred to the Accountants, will be binding and conclusive on the parties; and (in) Buyer and Sellers will each bear 50% of the fees of the Accountants for such determination. The date on which the Adjustment Amount is finally determined in accordance with this Section 2.6(a) is hereinafter referred to as the “DeterminationDate.”

(b)            On the tenth (10th) business day following the (i) final acceptance of the calculation of the Adjustment Amount or (ii) the Determination Date, Buyer shall deliver to Sellers the Holdback Shares, less the Adjustment Shares (if any), allocated to Sellers based upon their respective Pro Rata Shares.

2.7            RESTRICTIONS AND RIGHTS AS TO BUYER SHARES.  The following provisions shall apply to the Buyer Shares delivered to Sellers:

(a) The certificate or certificates evidencing the Buyer Shares delivered to all Sellers will bear a restrictive legend substantially in the following form as long as applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION OF THESE SECURITIES IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.”

The certificate or certificates -evidencing the Buyer Shares delivered to the Founding Shareholders will bear an additional restrictive legend substantially in the following form as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER EXPIRING ON OCTOBER __, 2007, PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER __, 2006 (THE “AGREEMENT’), BY AND AMONG COMPANY AND CERTAIN OTHER PARTIES THERETO.  PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE COMPANY SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR.  ASSIGNMENT EXCEPT TO THE EXTENT SUCH SALE, TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE AGREEMENT.  UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE COMPANY AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.”

(b)            Except with the consent of Buyer; the Founding Shareholders agree that they will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any of the Buyer Shares received as part of the Purchase Price prior to the first anniversary of the Closing (“Lock-Up Period”).  Thereafter, these restrictions will expire on a monthly basis with respect to eight and 33/100 percent (8.33%) of the aggregate number of Buyer Shares per month for the twelve (12) months following the end of the Lock-Up Period, subject to any applicable Legal Requirements.

(c)            (i) If, at any time following the Closing, Buyer files a registration statement under the Securities Act for purposes of a public offering of securities of the Buyer for its own account, it shall notify the prior holders of Investor Shares (and the prior holders of Founders Shares after the first anniversary of the date hereof) in writing (the “CompanyNotice”).  Each Seller entitled to receive a Company Notice shall have the right (the “Piggyback Right”), subject to the limitations set forth in this Section 2.7(c), to include in any such registration statement all or any portion of the Buyer Shares then held by such Seller.  In order to exercise the Piggyback Right, a Seller shall give written notice to Buyer (the “Piggyback Notice”) no later than fifteen (15) days following the date on which the Buyer gives the Company Notice.  The Piggyback Notice shall set forth the number of Buyer Shares that such Seller desires to include in the registration statement.  All expenses of any such registration will be paid by the Buyer.

(ii)  If the registration statement under which Buyer gives notice under this Section 2.7(c) is for an underwritten offering, Buyer shall so advise the Sellers in the Company Notice.  In such event, the right of any Seller to be included in a registration pursuant to this Section 2.7(c) shall be conditioned upon such holder’s participation in such underwritten offering and the inclusion of such holder’s Buyer Shares in the underwritten offering to the extent provided herein.  All holders of Buyer Shares proposing to distribute their shares by means of such underwritten offering shall-enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Buyer.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Buyer; second, to the holders of Buyer Shares on a pro rate basis based on the total number of Buyer Shares requested to be included in such registration by the holders of Buyer Shares; and third, to any stockholder of the Company (other than a holder of Buyer Shares) on a pro rata basis.  No such reduction shall reduce the securities being offered by Buyer for its own account to be included in the registration and underwriting.  If any holder of Buyer Shares disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to Buyer and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement.

               (iii) Buyer shall have the right to terminate or withdraw any registration initiated by it under this Section 2.7(c) prior to the effectiveness of such registration whether or not any holder of Buyer Shares has elected to include securities in such registration.

               (d)            Buyer shall use its Best Efforts to have the Buyer listed as a reporting issuer on the Pink Sheets on or before December 31, 2006, and furthermore to be listed as a reporting bulletin board company no later than June 30, 2007. If Buyer fails to meet either of these deadlines, Buyer shall issue additional shares to Sellers equal to five percent (5%) of the Buyers Shares for each missed deadline up to a total of ten percent (10%) of the Buyers Shares, such additional shares to be delivered within ten (10) business days of the date of such failure to meet either such deadline and to be allocated to Sellers in proportion to their respective Pro Rata Shares.

               (e)            With a view to making available to the Sellers the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Company to the public without registration, the Company shall: (i) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; (ii) use Best Efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (iii) furnish to any Seller, so long as the Seller owns any Buyers Shares, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Fort S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration.

3.            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY.  Except as set forth on the Sellers’ Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Sellers (severally and not jointly) and the Company hereby represents and warrant to Buyer as follows:

3.1            ORGANIZATION AND GOOD STANDING.

(a)            Section 3.1 of the Sellers’ Disclosure Schedule contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each).  The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)            The Company has delivered or made available to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2            AUTHORITY; NO CONFLICT.

(a)            This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. As to any Seller who is a party thereto, upon the execution and delivery by such Seller of the Employment Agreements, the Sellers’ Releases, the Consulting Agreement and the Stock Pledge Agreement (collectively, the “Sellers’ Closing Documents”), the Sellers’ Closing Documents will, as to such Seller, constitute the legal, valid, and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium; fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions and the choice of law provisions contained in the Sellers’ Closing Documents may be limited by applicable laws.  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, as to any Seller who is a party thereto, the Sellers’ Closing Documents, and to perform their obligations under this Agreement and the Sellers’ Closing Documents.

(b)            Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any material provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

(ii)            contravene, conflict with, or result in a violation of; or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any material Legal Requirement or any material Order to which the Company or any Seller, or any of the assets owned or used by Company, maybe subject;

(iii)            contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company;

(iv)            cause Buyer or the Company to become subject to, or to become liable for the payment of, any material amount of Tax;

(v)            cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

 (vi)          contravene, conflict with, or result in a violation or breach of any material provision of or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of; or to cancel, terminate, or modify, any Seller Material Contract; or

(vii)          result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by the Company.

Neither the Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c)            Sellers are acquiring the Buyer Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

(d)            Each Seller has had an opportunity to (1) ask questions of and receive answers from Buyer concerning the terms and conditions of the Contemplated Transactions, (ii) obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished, and (iii) consult and seek advice from an attorney of such Seller’s own choosing prior to entering into this Agreement.  The Company and each Seller acknowledge that, except as set forth herein, no representations or warranties have been made to it, or to its Representatives, by Buyer or others with respect to Buyer’s business and its financial condition and has obtained, in its judgment, sufficient information from Buyer to evaluate the merits and risks of an investment in the Buyer Shares.  Each Seller acknowledges that it has received full and fair disclosure and carefully considered each of the following items in its entirety:  (i) the Buyer’s Business Plan, dated March 2006 and all exhibits thereto; (ii) the audited financial statements of the Buyer as of and for the year ended June 30, 2004 and 2005, and unaudited interim financial statements as of and for the twelve months ended June 30, 2006; and (iii) the Risk Factors attached hereto as Exhibit 3.2(d)(iii).  Each Seller is aware of the risks inherent in an investment in the Buyer Shares and acknowledges that there can be no assurance of the future viability or profitability of Buyer, nor can there be any assurance relating to the current or future value of the Buyer Shares.  The foregoing, however, does not limit or modify the representations and warranties of Buyer in Section 4 of this Agreement or the right of Sellers to rely thereon.

(e)            Each Seller has such knowledge and experience in financial, investment and business matters as to be capable of evaluating the merits and risk of an investment in the Buyer Shares. Each Seller represents and warrants that (i) the Seller’s overall commitment to investments which are not readily marketable, including the purchase of Buyer Shares, is reasonable in relation to the Seller’s net worth; (ii) each Seller is acquiring the Buyer Shares for investment for the Seller’s own account, and not with a view towards the resale or distribution of any or all such Buyer Shares; and (iii) the Seller can bear the economic risk of losing the Seller’s entire investment.

3.3            CAPITALIZATION AND TITLE TO SHARES.

(a)            The authorized equity securities of the Company consist of 12,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share all of which have been designated as Series A Preferred Stock, of which 8,000,000 shares of common stock and 1,750,000 shares of Series A Preferred Stock are issued and outstanding and constitute the Shares. Sellers are, and will be on the Closing Date, the record owners and holders of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company other than restrictions under applicable securities laws. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Other than the Sellers’ Closing Documents, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company.  None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.  The Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

(b)            As to each Seller, such Seller is, and will be on the Closing Date, the record and beneficial owner and holder of the number of Shares listed next to such Seller’s name in Section 3.3 of the Sellers’ Disclosure Schedule, free and clear of all Encumbrances, except for any restrictions existing under applicable securities laws and the restrictions imposed in this Agreement.

(c)            The Company has no Subsidiaries.

3.4            FINANCIAL STATEMENTS.  The Company has delivered to Buyer.  (a) unaudited balance sheets of the Company as at April 31, 2006, May 31, 2006, June 30, 2006 and July 31, 2006 (the “Interim Balance Sheet”), and the related unaudited statements of income, changes in stockholders’ equity, and cash flow for each of the months them ended.  Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods-referred: to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal reaming year-end adjustments and the absence of notes; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

3.5            BOOKS AND RECORDS.  The looks of account, minute books, stock record books, and other records of the Company (the “Company Records”, all of which have been made available to Buyer, are complete and correct in all material respects.  The minute books of the Company contain materially accurate and complete records of all meetings held of and corporate action taken by, the stockholders, the Board of Directors, and committer of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Company.

3.6            ENCUMBRANCES.  All material properties and assets of the Company are free and clear of all Encumbrances except for (i) Encumbrances reflected in the Interim Balance Sheet, (u) Encumbrances incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet, and (iii) Permitted Encumbrances.

3.7            [Intentionally omitted]

3.8            NO UNDISCLOSED LIABILITIES.  To the Knowledge of the Company, the Company has no material liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business.

3.9            TAXES.

(a)            The Company has filed or caused to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to any of than, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Section 3.9 of the Sellers’ Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since inception.  The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Section 3.9 of the Sellers’ Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

(b)            No Tax Return filed by or on behalf of the Company is currently being, or has been, audited. There is no claim or assessment pending against the Company for any alleged deficiency in Taxes or for the failure to file any Tax Return. Neither Seller nor the Company has given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes of the Company.

(c)            All Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement lining the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer.

3.10            NO MATERIAL ADVERSE CHANGE.  Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and, to the Knowledge of the Company, no event has occurred or circumstance exists that may result in such a material adverse change.

3.11            EMPLOYEE BENEFITS.

(a)            Schedule 3.11(a) of the Sellers’ Disclosure Schedule contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations.

(b)            The Company has delivered or made available to Buyer: (i) all documents that set forth the terms of each Company Plan and Company Other Benefit Obligation; (ii) all personnel, payroll, and employment manuals and policies; (iii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation; (iv) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation; (v) all notices that were given by the Company to any Governmental Body or any current or former employee, participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement; and (vi) all notices that were given by any Governmental Body to the Company within the four years preceding the date of this Agreement.

(c)            Except as set forth in Schedule 3.11(c) of the Sellers’ Disclosure Schedule: (i) the Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations, including making all required contributions or payments with respect to any Company Plans and Company Other.  Benefit Obligations; (ii) the Company, with respect to all Company Plans and Company Other Benefits Obligations, is, and each Company Plan and Company Other Benefit Obligation is, in full compliance with all applicable Legal Requirements; (iii) the Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plans and Company Other Benefit Obligations that have accrued but are not due to be paid in cash.  The Company has no obligations to any person or Governmental Body with respect to any Company Plans or Company Other Benefit Obligations, except as set forth on the Interim Balance Sheet; (iv) all filings required by any applicable Legal Requirement as to each Company Plan and Company Other Benefit Obligation has been timely filed, and all notices and disclosures to participants required by any Governmental Body have been timely provided; (v) the Company has the right to modify and terminate each Company Plan and Company Other Benefit Obligation; and (vi) the consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit or amount due under any Company Plan and Company Other Benefit Obligation or otherwise.

3.12	COMPLIANCE WITH LEGAL REOUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

(a)            the Company is, and at all times since inception, has been, in full compliance with each material Legal Requirement that is applicable to it;

(b)            no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement; and

(c)            the Company has not received, at any time since inception, any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of; or failure to comply with, any material Legal Requirement.

3.13            LEGAL PROCEEDINGS; ORDERS.

(a)            There is no pending Proceeding:

(i)            that has been commenced by or against the Company; or

(ii)            that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(b)            There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

3.14            ABSENCE OF CERTAIN CHANGES AND EVENTS.  Since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)            change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)            amendment to the Organizational Documents of the Company;

(c)            payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)            adoption o g or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e)            damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, that would have a Material Adverse Effect on the Company;

(f)            entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

(g)            sale, lease (other than sales or leases of inventory in the Ordinary Course of Business), or other disposition of any asset or property of the Company or any Encumbrance on any material asset or property of the Company, other than Permitted Encumbrances;

(h)            cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

 (i)            material change in the accounting methods used by the Company; or

 (j)            agreement, whether oral or written, by the Company to do any of the foregoing.

3.15            CONTRACTS: NO DEFAULTS.

(a)            Section 3.15(a) of the Sellers’ Disclosure Schedule contains a complete and accurate list, and Sellers have delivered or made available to Buyer true and complete copies, of (each, a “Company Material Contract”):

(i)            each Applicable Contract that involves performance of services or delivery of goods or materials by or to the Company, or that was not entered into in the Ordinary Course of Business, of an amount or value in excess of $20,000;

(ii)            each Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(iii)            each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(iv)            each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(v)            each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(vi)            each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

(vii)           each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(viii)           each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

(xiii)            each written amendment, supplement, and modification in respect of any of the foregoing.

(b)            Except as set forth in Section 3.15(b) of the Sellers’ Disclosure Schedule:

(i)            no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

(ii)            to the Knowledge of the Company, no officer, director, agent, employee, consultant; or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent; employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(c)            To the Knowledge of the Company, each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

(d)            To the Knowledge of the Company:

(i)            the Company is, and at all times since October 13, 2003 has been, in full compliance with all applicable material terms and requirements of each Company Material Contract;

(ii) each other Person that has or had any obligation or liability under any Company Material Contract under which the Company has or had any rights is, and at all times since inception has been, in full compliance with all material applicable terms and requirements of such Company Material Contract; and

(iii)            no event has occurred or circumstance exists that (with or without notice or lapse of time) may result in a violation or breach of any Company Material Contract.

3.16            INSURANCE.

(a)            The Company has delivered or made available to Buyer true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement.

(b)            Section 3.16(b) of the Sellers’ Disclosure Schedule describes any self-insurance arrangement by or affecting the Company, including any reserves established thereunder:

(c)            To the Knowledge of the Company all policies to which the Company is a party or that provide coverage to any Seller, the Company, or any director or officer of the Company:

(A)            are valid, outstanding, and enforceable; and

(B)            taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed.

3.17            ENVIRONMENTAL MATTERS.  The Company, the operation of its business and any real property that the Company owns or has owned, leased or has leased (the “Premises”) are, to the Knowledge of the Company, in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws.  The Company has not received any written citation, directive, letter or other communication, or any notice of any proceeding claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor.  To the Knowledge of the Company, no material expenditures are or will be required in order to comply with any Environmental Laws.

3.18            EMPLOYEES.

(a)            Section 3.18 of the Sellers’ Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company Plan or Company Other Benefit Obligation.

(b)            To the Knowledge of the Company, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director.  To the Knowledge of the Company, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

3.19            LABOR RELATIONS: COMPLIANCE.  The Company is not a party to any collective bargaining or other labor Contract.  The Company has complied in all respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  To the Knowledge of the Company, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.20            INTELLECTUAL PROPERTY.

(a)            The term “Intellectual Property Assets” includes:

(i)            the name “Nuscribe”, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”);

(ii)            all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents”);

(iii)           all copyrights in both published works and unpublished works (collectively, “Copyrights”); and

(iv)           all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”);

in each case owned, used, or licensed by the Company as licensee or licensor.

(b)            Section 3.20(b) of the Sellers’ Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Company is the licensee.  There are no outstanding and, to the Knowledge of the Company, no Threatened disputes or disagreements with respect to any such agreement.

(c)            Know-How Necessary for the Business.

(i)            The Intellectual Property Assets are all those necessary for the operation of the Company’s business as they are currently conducted.  The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)            Except as set forth in Section 3.20(c) of the Sellers’ Disclosure Schedule, all former and current employees of the Company has executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company.  No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

(d)            Patents.

(i)            Section 3.20(d) of the Sellers’ Disclosure Schedule contains a complete and accurate list and summary description of all filed Patents.  The Company is the owner of all right, title, and interest in and to each of the filed Patents, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All of the issued Patents are currently in compliance with all material formal Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)            No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of the Company, there is no potentially interfering patent or patent application of any third party.

None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(e)            Trademarks.

(i)            Section 3.20(e) of Sellers’ Disclosure Schedule contains a complete and accurate list and summary description of all Marks.  The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all material formal legal requirements (including the timely post registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)            No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of the Company, no such action is Threatened with the respect to any of the Marks.

(iv)            To the Knowledge of the Company, there is no potentially interfering trademark or trademark application of any third party.

(v)            None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)            Copyrights.

(i)            Section 3.20(f) of the Sellers’ Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights.  The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All the Copyrights have been registered and are currently in compliance with material formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within ninety days after the date of Closing.

(iii) None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(g)            Trade Secrets.

(i)            With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)            The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

(iii)            The Company has a right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company.

3.21            CERTAIN PAYMENTS.  Since inception, neither the Company nor any director, officer, agent, or employee of the Company, or to Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly, in violation of any Legal Requirement (a) made any contribution, gift, babe, rebate, payoff influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fiord or asset for such purposes that has not been recorded in the books and records of the Company.

3.22            DISCLOSURE.  No representation or warranty of Sellers or the Company in this Agreement, and no statement in the Sellers’ Disclosure Schedule applicable to the Company, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.23            RELATIONSHIPS WITH RELATED PERSONS.  None of the Sellers, or any Related Person of the Sellers or of the Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business.  No Seller or any Related Person of Sellers or of the Company owns, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company.  No Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.24            BROKERS OR FINDERS.  Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement

4.            REPRESENTATIONS AND WARRANTIES OF BUYER.  Except as set forth on the Buyer’s Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, Buyer represents and warrants to Sellers as follows:

4.1            ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under Applicable Contracts.  Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.2            AUTHORITY NO CONFLICT.

(a)            This Agreement constitutes the legal, valid, and binding obligation of Boyer, enforceable against Buyer in accordance with its teams. Upon the execution and delivery by Buyer of the Employment Agreements, the Sellers’ Releases, the Consulting Agreement and the Stock Pledge Agreement (collectively, the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions and the choice of law provisions contained in the Sellers’ Closing Documents may be limited by applicable laws. Buyer has the absolute and unrestricted right power and authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents.

(b)            Neither the execution and delivery of this Agreement by Buyer; nor the consummation or performance of any of the Contemplated Transactions by Buyer will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any material provision of Buyer’s Organizational Documents, or (B) any resolution adopted by the board of directors or the stockholders of Buyer;

(ii)            contravene, conflict with, or result in a violation of or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any material Legal Requirement or any material Order to which the Buyer, or any of the assets owned or used by the Buyer, may be subject;

(iii)           contravene, conflict with, or result in a violation of any of the teens or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by Buyer;

(iv)            cause Buyer or the Company to become subject to, or to become liable for the payment of, any material amount of Tax;

(iv)            cause any of the assets owned by Buyer to be reassessed or revalued by any taxing authority or other Governmental Body,

(v)            contravene, conflict with, or result in a violation or breach of any material provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or to cancel, terminate, or modify, any Buyer Material Contract; or

(vi)            result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by Buyer.

Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c)            Buyer has had an opportunity to (i) ask questions of and receive answers from Sellers and the Company concerning the terms and conditions of the Contemplated Transactions, (ii) obtain any additional information which Sellers of the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished, and (iii) consult and seek advice from an attorney of Buyer’s own choosing prior to entering into this Agreement.  Buyer acknowledges that, except as set forth herein, no representations or warranties have been made to it, or to its Representatives, by any Seller or the Company or others with respect to the Company’s business and its financial condition and has obtained, in its judgment, sufficient information from Sellers and the Company to evaluate the merits and risks of the Contemplated Transactions.  Buyer is aware of the risks inherent in the purchase of the Shares and acknowledges that there can be no assurance of the future viability or profitability of the Company, nor can there be any assurance relating to the current or future value of the Shares.  The foregoing; however, does not limit or modify the representations and warranties of Sellers and the Company in Section 3 of this Agreement or the right of Buyer to rely thereon.

4.3            INVESTMENT INTENT.  Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.  Buyer has had an opportunity to ask questions of and receive answers from each Seller concerning the terms and conditions of the Contemplated Transactions and to obtain any additional information, which the Sellers possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information f unshed.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Buyer to rely thereon.

4.4            CERTAIN PROCEEDINGS.  There is no pending Proceeding that has been commenced against Bayer and that challenges, or may have the effect of preventing, delaying making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Proceeding has been Threatened.

4.5            BROKERS OR FINDERS.  Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6            CAPITALIZATION; BUYER SHARES.  The authorized equity securities of Buyer consist of 75,000,000 shares of common stock, par value $0.001 per share, of which 23,637,000 shares are issued and outstanding.  The Buyer Shares when issued and delivered to Sellers pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of Buyer Upon delivery of the Buyer Shares to the Sellers, the Sellers will receive good title to the Buyer Shares, free and clear of all Encumbrances, except for any restrictions existing under applicable securities laws and the restrictions imposed in this Agreement.  Buyer has no subsidiaries other than Vemics, Inc, a Delaware corporation, which is wholly owned by Buyer.

4.7            FINANCIAL STATEMENTS.  Buyer has delivered to the Company the bran sited consolidated balance sheet of Buyer as at June 30, 2006, and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal year then ended (the “Buyer Financial Statements”):  The Buyer Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Buyer as at such date of and for the period referred to in therein, and reflect the consistent application of sound accounting principles throughout the periods involved, except as disclosed in the notes to the Buyer Financial Statements.

4.8            BOOKS AND RECORDS.  The books of account, minute books, stock record books, and other records of Buyer, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Buyer is subject to that Section), including the maintenance of an adequate system of internal controls.  The minute books of Buyer contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Buyer, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

4.9            TAXES.  Buyer has filed or caused to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to Buyer, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.  Buyer has delivered or made available to Sellers copies of, and Section 4.9 of Buyer’s Disclosure Schedule contains a complete and accurate list of; all such Tax Returns filed since inception.  Buyer has paid, or made provision for the payment of; all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer, except such Taxes, if any, as are listed in Schedule 4.9 of Buyer’s Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in Buyer’s Financial Statements.

4.10            DISCLOSURE.  No representation or warranty of Buyer in this Agreement, and no statement in the Buyer’s Disclosure Schedule applicable to Buyer, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.11            ENCUMBRANCES.  All material properties and assets of Buyer are free and clear of all Encumbrances except for (i) Encumbrances reflected in the Buyer’s Financial Statements, (ii) Encumbrances incurred in the Ordinary Course of Business since the date of the Buyer’s Financial Statements, and (iii) Permitted Encumbrances.

4.12            NO MATERIAL ADVERSE CHANGE.  Since the date of the Buyer Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Buyer, and, to the Knowledge of Buyer, no event has occurred or circumstance exists that may result in such a material adverse change.

4.13            EMPLOYEE BENEITS.

(a)            Schedule 4.13 (a) of the Buyer’s Disclosure Schedule contains a complete and accurate list of all Buyer Plans and Buyer Other Benefit Obligations.

(b)            Buyer has delivered or made available to Sellers: (i) all documents that set forth the terms of each Buyer Plan and Buyer Other Benefit Obligation; (ii) all personnel, payroll, and employment manuals and policies; (iii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Buyer Plan or Buyer Other Benefit Obligation; (iv) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Buyer Plan or Buyer Other Benefit Obligation; (v) all notices that were given by Buyer to any Governmental Body or any entreat or former employee, participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement; and (vi) all notices that were given by any Governmental Body to Buyer within the four years preceding the data of this Agreement.

(c)            Except as set forth in Schedule 4.13(c) of Buyer’s Disclosure Schedule:  (i) Buyer has performed all of its obligations under all Buyer Plans and Buyer Other Benefit Obligations, including making all required contributions or payments with respect to any Buyer Plans and Buyer Other Benefit Obligations; (ii) the Company, with respect to all Buyer Plans and Buyer Other Benefits Obligations, is, and each Buyer Plan and Buyer Other Benefit Obligation is, in full compliance with all applicable Legal Requirements; (iii) the Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Buyer Plans and Buyer Other Benefit Obligations that have accrued but are not due to be paid in cash Buyer has no obligations to any person or Governmental Body with respect to any Buyer Plans or Buyer Other Benefit Obligations, except as set forth on the Buyer’s Financial Statements; (iv) all filings required by any applicable Legal Requirement as to each Buyer Plan and Buyer Other Benefit Obligation has been timely filed, and all notices and disclosures to participants required by any Governmental Body have been timely provided; (v) Buyer has the right to modify and terminate each Buyer Plan and Buyer Other Benefit Obligation; and (vi) the consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit or amount due under any Buyer Plan and Buyer Other Benefit Obligation or otherwise.

4.14            COMPLIANCE WITH LEGAL REOUJREMENTS; GOVERNMENTAL AUTHORIZATIONS.  Except as set forth on Section 4.14 of Buyer’s Disclosure Schedule:

(a)             Buyer is, and at all times since inception has been, in full compliance with each material Legal Requirement that is applicable to it;

(b)            no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any material Legal Requirement; and

(c)            Buyer has not received, at any time since inception, any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of; or failure to comply with, any Legal Requirement.

4.15            LEGAL PROCEEDINGS: ORDERS.

(a)            Except as set forth on Section 4.15(a) of Buyer’s Disclosure Schedule, there is no pending Proceeding:

(i)            that has been commenced by or against Buyer, or

(ii)           that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Buyer, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(b)            Except as set forth on Section 4.15(b) of Buyer’s Disclosure Schedule, there is no Order to which Buyer; or any of the assets owned or used by Buyer, is subject.

4.16            ABSENCE OF CERTAIN CHANGES AND EVENTS.  Since the date of the Buyer Financial Statements, Buyer has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)            change in Buyer’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Buyer, issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Buyer of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, except as set forth on Section 4.16(a) of Buyer’s Disclosure Schedule;

(b)            amendment to the Organizational Documents of Buyer;

(c)            payment or increase by Buyer of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)            adoption of; or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Buyer;

(e)            damage to or destruction or loss of any asset or property of Buyer, whether or not covered by insurance, that would have a Material Adverse Effect on Buyer;

(f)            entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Buyer of at least $25,000;

(g)            sale, lease (other than sales or leases of inventory in the Ordinary Course of Business), or other disposition of any asset or property of Buyer or any Encumbrance on any material asset or property of Buyer, other than Permitted Encumbrances;

(h)            cancellation or waiver of any claims or rights with a value to Buyer in excess of $25,000;

(i)              material change in the accounting methods used by Buyer; or

(j)             agreement, whether oral or written, by Buyer to do any of the foregoing.

4.17            CONTRACTS; NO DEFAULTS.

(a)            Section 4.17(a) of Buyer’s Disclosure Schedule contains a complete and accurate list, and Buyer has delivered or made available to Sellers true and complete copies, of (each, a “Buyer Material Contract”):

(i)            each Applicable Contract that involves performance of services or delivery of goods or materials by or to Buyer, or that was not entered into in the Ordinary Course of Business, of an amount or value in excess of $75,000;

(ii)           each Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

(iii)          each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Buyer Intellectual Property Assets;

(iv)          each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(v)           each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Buyer with any other Person;

(vi)          each Applicable Contract containing covenants that in any way purport to restrict the business activity of Buyer or limit the freedom of Buyer to engage in any line of business or to compete with any Person;

(vii)         each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Buyer other than in the Ordinary Course of Business; and

(viii)        each written amendment, supplement, and modification in respect of any of the foregoing.

(b)            Except as set forth in Section 4.17(b) of Buyer’s Disclosure Schedule:

(i)            Buyer (and no Related Person of Buyer) has not or may not acquire any rights under, and Buyer has not or may not become subject to any obligation or liability under; any Contract that relates to the business of, or any of the assets owned or used by, Buyer; and

(ii)            to the Knowledge of Buyer, no officer, director, agent, employee, consultant, or contractor of Buyer is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Buyer, or (B) assign to Buyer or to any other Person any rights to any invention, improvement, or discovery.

(c)            To the Knowledge of Buyer, each Buyer Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

(d)            To the Knowledge of Buyer:

(i)            Buyer is, and at all times since July 17, 2001 has been, in fail compliance with all applicable material terms and requirements of each Buyer Material Contract;

(ii)           each other Person that has or had any obligation or liability under any Buyer Material Contract under which Buyer has or had any rights is, and at all times since inception has been, in full compliance with all material applicable terms and requirements of such Buyer Material Contract; and

(iii)            no event has occurred or circumstance exists that (with or without notice or lapse of time) may result in a violation or breach of any Buyer Material Contract.

4.18            INSURANCE.

(a)            Buyer has delivered or made available Sellers true and complete copies of all policies of insurance to which Buyer is a party or under which Buyer, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement.

(b)            Section 4.18(b) of Buyer’s Disclosure Schedule describes any self-
insurance arrangement by or affecting Buyer, including any reserves established thereunder.

(c)            To the Knowledge of Buyer all policies to which Buyer is a party or that provide coverage to Buyer, or any director or officer of Buyer:

(A)            are valid, outstanding, and enforceable; and

(B)            taken together, provide adequate insurance coverage for the assets and the operations of Buyer for all risks to which Buyer is normally exposed.

4.19            ENVIRONMENTAL MATTERS.  Buyer, the operation of its business and any real property that Buyer owns or has owned, leased or has leased (the “Buyer Premises”) are, to the Knowledge of Buyer, in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws.  Buyer has not received any written citation, directive, letter or other communication, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Buyer Premises, or the conduct of its operations, and Buyer is not aware of any basis therefor.  To the Knowledge of Buyer, no material expenditures are or will be required in order to comply with any Environmental Laws.

4.20            EMPLOYEES.

(a)            Section 4.20 of the Buyer’s Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of Buyer, including each employee on leave of absence or layoff status:  employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Buyer Plan or Buyer Other Benefit Obligation.

(b)            To the Knowledge of Buyer, no employee or director of Buyer is a party to, or is otherwise bound by, any Proprietary Rights Agreement between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Buyer, or (ii) the ability of Buyer to conduct its business, including any Proprietary Rights Agreement with Buyer by any such employee or director. To the Knowledge of Buyer, no director; officer, or other key employee of Buyer intends to terminate his employment with Buyer.

4.21            LABOR RELATIONS; COMPLIANCE.  Buyer is not a party to any collective bargaining or other labor Contract.  Buyer has complied in all respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  To the Knowledge of Buyer, Buyer is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

4.22            INTELLECTUAL PROPERTY.

(a)            The term “Buyer Intellectual Property Assets” includes:

(i)            the name “Vemics”, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Buyer Marks”);

(ii)           all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Buyer Patents”);

(iii)          all copyrights in both published works and unpublished works (collectively, “Buyer Copyrights”); and

(iv)          all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Buyer Trade Secrets”); in each case owned, used, or licensed by Buyer as licensee or licensor.

(b)            Section 4.22(b) of the Buyer’s Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Buyer Intellectual Property Assets to which Buyer is a party or by which Buyer is bound, except for any license implied by the sale of a product and perpetual, paid up licenses for commonly available software programs with a value of less than $1,000 under which Buyer is the licensee.  There are no outstanding and, to the Knowledge of Buyer, no Threatened disputes or disagreements with respect to any such agreement

(c)            Know How Necessary for the Business.

(i)            The Buyer Intellectual Property Assets are all those necessary for the operation of Buyer’s business as they are currently conducted.  Buyer is the owner of all right, title, and interest in and to each of the Buyer Intellectual Property Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, and has the right to use without payment to a third party all of the Buyer Intellectual Property Assets.

(ii)            Except as set forth in Section 4.22(b) of the Buyer’s Disclosure Schedule, all former and current employees of Buyer have executed written Contracts with Buyer that assign to Buyer all rights to any inventions, improvements, discoveries, or information relating to the business of Buyer.  No employee of Buyer has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Buyer.

(d)            Buyer Patents.

(i)            Section 4.22(d) of the Buyer’s Disclosure Schedule contains a complete and accurate list and summary description of all filed Buyer Patents.  Buyer is the owner of all right, title, and interest in and to each of the filed Buyer Patents, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All of the issued Patents are currently in compliance with all material formal Legal Requirements (including payment of filing examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)            No Buyer Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of Buyer, there is no potentially interfering patent or patent application of any third party.

None of the profits manufactured and sold, nor any process or expertise used, by Buyer infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(e)            Buyer Trademarks.

(i)            Section 4.22(f) of Buyer’s Disclosure Schedule contains a complete and accurate list and summary description of all Buyer Marks.  Buyer is the owner of all right, title, and interest in and to each of the Buyer Marks, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All Buyer Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all material formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)            No Buyer Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of Buyer, no such action is Threatened with the respect to any of the Buyer Marks.

(iv)            To the Knowledge of Buyer, there is no potentially interfering trademark or trademark application of any third party.

(v)            None of the Buyer Marks used by Buyer infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)            Buyer Copyrights.

(i)            Section 4.22(f) of the Buyer’s Disclosure Schedule contains a complete and accurate list and summary description of all Buyer Copyrights.  Buyer is the owner of all right, title, and interest in and to each of the Buyer Copyrights, free and clear of all Encumbrances, other than Permitted Encumbrances.

(ii)            All the Buyer Copyrights have been registered and are currently in compliance with material formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii)            None of the subject matter of any of the Buyer Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(g)            Buyer Trade Secrets.

(i)            With respect to each Buyer Trade Secret, the documentation relating to such Buyer Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)            Buyer has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Buyer Trade Secrets.

(iii)           Buyer has a right to use the Buyer Trade Secrets. The Buyer Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of Buyer, have not been used, divulged, or appropriated either for the benefit of any Person (other than Buyer) or to the detriment of Buyer.

4.23            CERTAIN PAYMENTS.  Since inception, neither Buyer nor any director, officer, agent, or employee of Buyer; or to Knowledge of Buyer, any other Person associated with or acting for or on behalf of Buyer, has directly or indirectly, in violation of any Legal Requirement (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special -concessions already obtained, for or in respect of Buyer or any Affiliate of Buyer, or (b) established or maintained any fund or asset for such purposes that has not been recorded in the books and records of Buyer.

4.24            RELATIONSHIPS WITH RELATED PERSONS.  Neither Buyer, nor any Related Person of Buyer, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Buyer’s business.  Neither Buyer, nor any Related Person of Buyer owns, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Buyer other than business dealings or transactions conducted in the Ordinary Course of Business with Buyer at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Buyer with respect to any line of the products or services of Buyer in any market presently served by Buyer.  Neither Buyer nor any Related Person of Buyer is a party to any Contract with, or has any claim or right against, Buyer.

5.            ADDITIONAL COVENANTS AND AGREEMENTS.

5.1            BOARD OF DIRECTORS REPRESENTATION.  The Board of Directors of Buyer shall initially consist of nine (9) members, three (3) of which shall have been designated by Sellers.  At such time as the Board of Directors of Buyer consists of six (6) or less members, then Sellers shall be entitled to designate two (2) members.

5.2            TERMINATION OF INVESTOR RIGHTS AND SHAREHOLDER AGREEMENT.  The Company and certain of the Sellers are parties to an Investor Rights and Shareholder Agreement dated February 28, 2006 (the “Investor Rights Agreement”).  The parties to the Investor Rights Agreement hereby agree that the Investor Rights Agreement shall be terminated simultaneously with the consummation of Closing hereunder and shall be of no further force or effect.

5.3            TERMINATION OF FOUNDER’S STOCK RESTRICTION AGREEMENT.  Each of the Founding Shareholders is a party to a Founder’s Stock Restriction Agreement with the Company, each dated February 28, 2006 (the “Founders Agreements”).  The Company hereby waives its rights of first refusal under each of the Founders Agreements with respect to the exchange of Shares pursuant to this Agreement.  The parties to each of the Founders Agreements hereby agree that each of the Founders Agreements shall be terminated simultaneously with the consummation of Closing hereunder, and shall be of no further force or effect.

5.4            RESIGNATION OF COMPANY DIRECTORS.  Effective upon the consummation of Closing hereunder, Thomas Dorsett and Brian Groh hereby resign as directors of the Company, and Fred Zolla and Craig Stout are hereby appointed in their place.

5.5            RESIGNATION OF COMPANY OFFICERS.  Effective upon the consummation of Closing hereunder, Thomas Dorsett, C. Robert Dorsett and John Dogru hereby resign as officers of the Company, and Fred Zolla is hereby appointed as Chairman of the Board of the Company, and Craig Stout is hereby appointed as Secretary of the Company.

6.            TERMINATION.  This Agreement may be terminated by the mutual consent of Buyer and the Sellers.

7.            INDEMNIFICATION; REMEDIES.

7.1            SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.  All representations, warranties, covenants, and obligations of the Sellers and Buyer in this Agreement, the Disclosure Schedules, and any other certificate or document delivered pursuant to this Agreement will survive the Closing.  All representations, warranties, covenants, and obligations of the Company in this Agreement, the Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement will terminate upon the consummation of Closing.

7.2            INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS AND THE COMPANY.  The Sellers, severally and not jointly, will indemnify and hold harmless Buyer and the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Buyer Indemnified Persons”) for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (but specifically excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)            any Breach of any representation or warranty made by Sellers or the Company in this Agreement, the Sellers’ Disclosure Schedule, or any other certificate or document delivered by Sellers or the Company pursuant to this Agreement;

(b)            any Breach by any Seller or the Company of any covenant or obligation of such Seller in this Agreement; or

(c)            any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

7.3            INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.  Buyer will indemnify and hold harmless Sellers and each of their respective Representatives, stockholders, controlling persons, affiliates, heirs, successors and assigns (collectively, the “Seller Indemnified Persons”) for, and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

(a)            any Breach of any representation or warranty made by Buyer in this Agreement, the Buyer’s Disclosure Schedule, or in any other certificate or document delivered by Buyer pursuant to this Agreement;

(b)            any Breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

(c)            any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

7.4            TIME LIMITATIONS.  If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty (other than those in Sections 3.3, 3.9, 3.11, and 3.17), or covenant or obligation to be performed and complied with prior to the Closing Date unless on or before the first anniversary of the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 3.3, 3.11, or 3.17 may be made at any time prior to the third anniversary of the Closing Date, and a claim with respect to Sections 3.3 may be made at any time prior to the sixth anniversary of the Closing Date.  If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty (other than those in Sections 4.6, 4.9, 4.13, and 4.19), or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before first anniversary of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers; a claim with respect to Sections 4.9, 4.13, or 4.19 may be made at any tune prior to the third anniversary of the Closing Date, and a claim with respect to Section 4.6 may be made at any time prior to the sixth anniversary of the Closing Date.  Notwithstanding anything in this Section 7.4 to the contrary, any by any party based on fraud may be made at any time prior to the expiration of the applicable statute of limitations for fraud.

7.5            LIMITATIONS ON SELLERS’ LIABILITY.  Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) and clause (c) of Section 7.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $ 50,000.  However, first sentence of this Section 7.5 will not apply to any intentional Breach by Sellers or the Company of any covenant or obligation or to the breach of Section 3.3, whether intentional or not.  The liability of each of Seller pursuant to Section 7.2, shall be limited to an amount equal to ten percent (10%) of the aggregate value of the Buyer’s Shares (based on the Vemics Stock Price) received by such Seller under this Agreement, provided, however; that any liability arising out of fraud of any Seller shall be limited to the aggregate value of the Buyer’s Shares (based on the Vemics Stock Price) received by such Seller under this Agreement.  Further, in the event of a breach by a Seller of a representation or warranty of such Seller set forth in Sections 3.2(a), 3.3(b), 3.l5(b)(i) and/or 3.24 (a “Seller Breach”), only the Seller responsible for such Seller Breach shall be liable for any Damages sustained or incurred as a result of such Seller Breach and the Buyer, on behalf of itself; its affiliates, Related Persons and all Buyer Indemnified Persons, covenants and agrees not to seek any Damages or personal money judgment against any Seller other than the Seller responsible for such Seller Breach for Damages sustained or incurred by any Buyer Indemnified Party arising out of or in connection with such Seller Breach.  In addition, Buyer’s recourse against any Seller for Damages shall be limited to the Buyer’s Shares received by such Seller hereunder or, with respect to any of the Buyer’s Shares that are subsequently sold, exchanged or otherwise disposed of by such Seller, the proceeds from such sale, exchange or other disposition.

7.6            LIMITATIONS ON BUYER’S LIABILITY.  Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 7.3 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000.  However, this Section 7.6 will not apply to any Breach of any of Buyer’s representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.  The total liability of Buyer pursuant to Section 7.3 shall be limited to an amount equal to $4,050,000.

7.7            NO RIGHT OF CONTRIBUTION.  If Closing occurs, none of the Sellers shall have any right of contribution, indemnification or other claim against the Company in connection with any matter and, effective upon the consummation of Closing, the Sellers hereby release the Company from any such claims.

7.8            PROCEDURE FOR INDEMNIFICATION-THIRD PARTY CLAIMS.

(a)            Promptly after receipt by an indemnified party under Sections 7.2, or 7.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(b)            If any Proceeding referred to in Section 7.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding the indemnifying party will not, as long as it diligently conduct such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding.  If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in fall by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnified party may, by notice to the indemnifying party, assume the exclusive light to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party without its consent (which may not be unreasonably withheld).

                               (c)            Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)            Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

7.9            PROCEDURE FOR INDEMNIFICATION–OTHER CLAIMS.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

7.10            EXCLUSIVE REMEDY.  Except in the event of fraud, if the Closing occurs, the remedies for indemnification contained in this Section 7 shall be the exclusive remedies of the parties hereto, and shall be deemed exclusive of any other remedy conferred by law or equity upon any party hereto, with respect to any matter related to or arising out of this Agreement or any of the Contemplated Transactions.

7.11            MITIGATION.

 (a)            The parties shall use reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing Damages (in which case such proceeds shall reduce such Damages) and, if indemnification payments shall have been received by any indemnified person prior to the collection of such proceeds, such indemnified person shall remit to the indemnifying party, the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Damages. To the extent any Damages of an indemnified person is reduced by receipt of payment (i) under insurance policies, or (i) from third parties not affiliated with the indemnified person, such payments (net of the expenses of the recovery thereof) shall be credited against such Damages.

     (b)            The amount of any Damages payable hereunder shall be net of any tax benefit actually derived (or reasonably expected to be derived) by any indemnified person on account of such Damages.

     (c)            The indemnifying party shall be subrogated to the indemnified person’s rights of recovery to the extent of any Damages satisfied by the indemnifying party.  Such indemnified person shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof.

8.            GENERAL PROVISIONS.

8.1            EXPENSES.  Except as otherwise expressly provided in this Agreement, Buyer will bear all expenses incurred by Buyer and the Company in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants up to an aggregate of $15,000 (but specifically excluding such expenses incurred by the Sellers).

8.2            PUBLIC ANNOUNCEMENTS.  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as mutually agreed to by the parties.  Unless consented to by the parties in advance or required by Legal Requirements, prior to the Closing the parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.  Sellers and Buyer will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

8.3            CONFIDENTIALITY.  Between the date of this Agreement and the Closing Date, Buyer, Sellers and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in. connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the famishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

8.4            NOTICES.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Sellers or the Company.

NuScribe, Inc.
3600 Bee Caves Road
Suite 216
Austin, Texas  78746
Attention:  Thomas Dorsett
Facsimile No.:  (512) 233-5190

With a copy to (which shall not constitute notice):

Jackson Walker L.L.P.
100 Congress Avenue
Suite 1100
Austin, Texas  78701
Attention:  Lawrence A. Waks, Esq.
Facsimile No.:  (512) 236-2002

If to Buyer:

Vemics, Inc.
523 Avalon Gardens Drive
Nanuet, New York  10954
Attention:  Fred Zolla, Chairman
Facsimile No.:  (845) 371-7381

With a copy to (which shall not constitute notice):

David A. Weinstein, Esq.
29 Concordia Center
P.O. Box 7401
Monroe Township, NJ  08831
Facsimile No.:  (732) 792-1427

8.5            JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of New York, New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.6            FURTHER ASSURANCES.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.7            WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power; or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.8            ENTIRE AGREEMENT AND MODIFICATON.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and the Company dated August ___, 2006) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

8.9            DISCLOSURE SCHEDULE.  The disclosures in Sellers’ and Buyer’s Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 3 or 4 as applicable, and the disclosures in any section or subsection of Sellers’ and Buyer’s Disclosure Schedule shall qualify other sections and subsections in Section 3 or 4, as applicable, only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

8.10            ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the parties described in Section 7, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.11            SEVERABILITY.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.12            SECTION HEADINGS, CONSTRUCTION.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8.13            TIME OF ESSENCE.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.14            GOVERNING LAW.  This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

8.15            COUNTERPARTS; FACSIMILE SIGNATURE.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

8.16            SELLERS’ REPRESENTATIVE.

(a)            Appointment Authority.  Each of the Sellers hereby appoints Thomas Dorsett as their representative (the “Sellers’ Representative”), as the attorney-in-fact for and on behalf of each Seller, and the Sellers’ Representative shall be authorized hereby to take any and all actions and make any decisions on behalf of the Sellers required or permitted to be taken by any of the Sellers under this Agreement or any of the Sellers’ Closing Documents in connection with the consummation of the Contemplated Transactions, including, without limitation, the exercise of the power to (i) receive or give any notice on behalf of Sellers pursuant to this Agreement or any of the Sellers’ Closing Documents, (ii) authorize delivery to Sellers of the Holdback Shares and the Adjustment Shares, if any, (iii) prepare the Closing Balance Sheet and deliver the same to Buyer and otherwise represent Sellers in, and control the disposition of, all matters related thereto, (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims hereunder or under the Sellers’ Closing Documents, (v) terminate this Agreement pursuant to Section 6, and (vi) take all actions necessary in the judgment of the Sellers’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Sellers’ Closing Documents.  Each of the Sellers shall be bound by all actions taken by the Sellers’ Representative in connection with this Agreement and the Sellers’ Closing Documents.  Buyer and the Company shall be entitled to rely on any action or decision of the Sellers’ Representative evidenced by a written document executed by the Sellers’ Representative as the action or decision of each of the Sellers, and Buyer and the Company shall be held harmless from and indemnified against any claim of any Seller in respect of this Section 8.16.

(b)            Acceptance.  The Seller Representative has executed this Agreement as acknowledgment and acceptance of the provisions of this Section 8.16.

(c)            Each Seller covenants and agrees that it will not voluntarily revoke the power of attorney conferred in this Section 8.16.

(e)            The Sellers’ Representative may resign as the Sellers’ Representative for any reason and at any time by written notice to the Buyer and each Seller.  The Sellers shall designate another Seller as its successor by a majority of the Pro Rata Shares as soon as practicable and shall notify the Buyer in writing of such designation.

[SIGNATURE PAGES TO FOLLOW]

In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:
Vemics, Inc.
/s/ Fred Zola
Fred Zolla, CEO & President
FOUNDING SHAREHOLDERS:
/s/ John Mehmet
John Mehmet Ulgar Dogru
/s/ Thomas Dorsett
 Thomas Dorsett
C. Robert Dorsett Heritage Trust
By /s/ C. Robert Dorsett
C. Robert Dorsett, Co-Trustee
By /s/ Loretta R. Dorsett
Loretta R. Dorsett, Co-Trustee
/s/ Jang Kim
Jang Kim
/s/ Reid Moody
Reid Moody
/s/Angela Moody
Angela Moody
/s/ Clark Redus
Clark Redus
/s/ Bala Sambandam
Bala Sambandam
/s/ Steve Williams
Steve Williams

COMPANY:
NuScribe, Inc.
/s/ Thomas Dorsett
Thomas Dorsett, President
INVESTOR SHAREHOLDERS:
C. Robert Dorsett Heritage Trust
By /s/ C. Robert Dorsett
C. Robert Dorsett, Co-Trustee
By /s/ Loretta R. Dorsett
Loretta R. Dorsett, Co-Trustee
Travis Price Dorsett Trust
By /s/ C. Robert Dorsett
C. Robert Dorsett, Co-Trustee
By /s/ Loretta R. Dorsett
Loretta R. Dorsett, Co-Trustee
/s/ Brian Groh
Brian Groh
/s/ Robert G. Harris
Robert G. Harris
/s/ Maurice Khollman
Maurice Khollman
/s/ Reid Moody
Reid Moody
/s/ Jason Moller
Jason Moller
/s/ Jonathan Strain
Jonathan Strain